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                                                                      Exhibit 11

                          HARRAH'S ENTERTAINMENT, INC.
                       COMPUTATIONS OF PER SHARE EARNINGS

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

                                                                    First Quarter Ended
                                                         March 31,             March 31,
                                                             1999                  1998
                                                     ------------          ------------
Income before extraordinary losses                   $ 37,345,000          $ 24,903,000
Extraordinary losses, net                              (3,248,000)           (1,667,000)
                                                     ------------          ------------
Net income                                           $ 34,097,000          $ 23,236,000
                                                     ============          ============
BASIC EARNINGS PER SHARE
Weighted average number of common
  shares outstanding                                  125,502,420           100,133,297
                                                     ============          ============
BASIC EARNINGS PER COMMON SHARE

    Income before extraordinary losses               $       0.30          $       0.25
    Extraordinary losses, net                               (0.03)                (0.02)
                                                     ------------          ------------
        Net income                                   $       0.27          $       0.23
                                                     ============          ============
DILUTED EARNINGS PER SHARE
Weighted average number of common
  shares outstanding                                  125,502,420           100,133,297
    Additional shares based on
      average market price for
      period applicable to:
        Restricted stock                                  432,360               212,146
        Stock options                                     838,107               854,222
                                                     ------------          ------------
Average number of common and
  common equivalent shares
  outstanding                                         126,772,887           101,199,665
                                                     ============          ============

DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARES
    Income before extraordinary
      losses                                         $       0.30          $       0.25
    Extraordinary losses, net                               (0.03)                (0.02)
                                                     ------------          ------------
        Net income                                   $       0.27          $       0.23
                                                     ============          ============
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